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Exhibit 3

                        AMENDED ARTICLES OF INCORPORATION

                                       of

                                    DPL INC.

     First: The name of the Corporation is DPL Inc.

     Second: The place in the State of Ohio where its principal office is to be located is the City of Dayton, Montgomery County, Ohio.

     Third: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     Fourth: The authorized number of shares of the Corporation is 258,000,000, which shall be classified as follows:

     8,000,000 Preferred Shares, without par value (hereinafter called "Preferred Shares"); and

     250,000,000 Common Shares, with a par value of $.01 per Share (hereinafter called "Common Shares").

     Section 1. Preferred Shares. The express terms and provisions of the Preferred Shares are as follows:

     I. Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article Fourth, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the Corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

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     II. The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more. Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

     III. Except as otherwise expressly provided in this Article Fourth, the Corporation shall have the right to redeem the Preferred Shares of any one or more series at any time, either in whole or in such portions, as, from time to time, the Board of Directors may determine, upon the payment to the respective holders thereof of the "General Redemption Price" thereof. The General Redemption Price for shares of each series shall be an amount equal to the sum of (a) the redemption price fixed by the Board of Directors for the shares of such series prior to the initial issuance of the first shares of such series; and (b) an amount equivalent to all accumulated and unpaid dividends on the shares to be redeemed to the date fixed for redemption (hereinafter referred to as the "Redemption Date"), whether or not such dividends shall have been earned or declared. In lieu of such payment the Corporation may deposit the General Redemption Price of the shares to be redeemed on or prior to the Redemption Date, with such responsible bank or trust company as may be designated by the Board of Directors, in trust, for payment on or after the date of such deposit (without awaiting the Redemption Date) to the holders of Preferred Shares then to be redeemed. If less than the whole amount of outstanding Preferred Shares of any particular series shall be redeemed at any time, the shares thereof to be redeemed shall be selected by lot.

     Notice of any such redemption, in whole or in part, and of any such deposit made or to be made of such General Redemption Price, shall be mailed to each holder of Preferred Shares so to be redeemed, at his address registered with the Corporation, not less than thirty days prior to the Redemption Date, and, if less than all of such shares owned by such shareholders are to be redeemed, the notice shall specify the number of shares thereof which are to be redeemed. Such notice having been so given, or irrevocable written authority to the depository having been given at the time of making the deposit provided for herein forthwith to give such notice, all rights of the respective holders of such shares as shareholders of the Corporation by reason of the ownership of such shares, except the right to receive the General Redemption Price of such shares upon presentation and surrender of their respective certificates representing such shares, shall cease from and after the Redemption Date (unless default shall be made by the Corporation in providing moneys for the payment of the General Redemption Price), or, if the General Redemption Price shall have been deposited on or prior to the Redemption Date as above permitted, from and after the date of such deposit; provided, however, that in lieu of the right to receive the General Redemption Price, any rights of conversion or exchange may be exercised up to the close of business on the Redemption Date. If after such deposit any Preferred Shares so called shall be so converted or exchanged, the amount theretofore deposited with the depository for the redemption thereof shall forthwith be paid over by it to the Corporation. Any other moneys so deposited which shall remain unclaimed by the holders of Preferred Shares so called for redemption at the end of two years after the Redemption Date shall be paid by such depository to the Corporation, after which the holders of such Preferred Shares shall look only to the Corporation for payment of the General Redemption Price thereof, without interest.

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     IV. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

     (a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all of the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors for the shares of such series prior to the issuance of the first shares of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

     (b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all of the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors for the shares of such series prior to the initial issuance of the first shares of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment.

     After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this subsection IV, a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

     V. The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

     VI. So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund, or otherwise, other than stock splits) be made, on any of the Common Shares unless:

     (a) all dividends on all outstanding Preferred Shares shall have been paid and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

     (b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

     VII. Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired otherwise than through the operation of any

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sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be cancelled and not re-issued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

     VIII. No holder of Preferred Shares of any series, as such holder, shall have any preemptive rights in, or preemptive rights to purchase or subscribe to, any shares of the Corporation, or any bonds, debentures, or other securities convertible into any shares of the Corporation, other than such rights of conversion or exchange as shall be expressly granted by the Board of Directors prior to the initial issuance of the first shares of the series of which such Preferred Shares shall constitute a part.

     IX. There shall be a series of the Preferred Shares consisting of 1,200,000 shares and designated as "Series A Preferred Shares," which shall have, in addition to the terms set forth elsewhere in these Articles of Incorporation, the following preferences, limitations and relative rights:

          (a)(1) The holders of Series A Preferred Shares, in preference to the holders of Common Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $47.00 or (ii) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction thereof. In the event the Corporation shall at any time on or after September 25, 2001, declare or pay any dividend on Common Shares payable in Common Shares, or effect a split or subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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          (2) The Corporation shall declare a dividend or distribution on the
     Series A Preferred Shares as provided in paragraph (1) of this Subsection IX(a) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $47.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (3) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date, or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (b) The amount payable on each Series A Preferred Share upon the voluntary or involuntary dissolution or liquidation or the voluntary or forced sale of all or substantially all the assets of the Corporation shall be an amount equal to the greater of (i) $26,000 or (ii) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount to be distributed to holders of Common Shares, in either case together with an amount equal to accumulated and unpaid dividends as specified in Subsection IV of this Section 1. In the event the Corporation shall at any time on or after September 25, 2001, declare or pay any dividend on Common Shares payable in Common Shares, or effect a split or subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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          (c) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time on or after September 25, 2001, declare or pay any dividend on Common Shares payable in Common Shares, or effect a split or subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (c) The Series A Preferred Shares shall not be redeemable.

     X. There shall be a series of the Preferred Shares consisting of 6,800,000 shares and designated as "Series B Voting Preferred Shares" (the "Series B Preferred Shares") which shall have, in addition to the terms set forth elsewhere in these Articles of Incorporation, the following preferences, limitations and relative rights:

     (a) The Series B Preferred Shares shall, with respect to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, rank (i) senior to the Common Shares, and, subject to clause (d) of this Subsection X, to each other class of capital shares or series of Preferred Shares or other equity-linked security established after the date on which the first share of Series B Preferred Shares is issued by the Corporation (the "Original Issue Date"), the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Shares as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to with the Common Stock as "Junior Securities"), and (ii) on parity only with any shares of Series A Preferred Shares ("Parity Securities") issued by the Corporation in the future.

     (b)(1) The holders of outstanding shares of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are, by law, available for such payment, cumulative dividends, payable in cash, at a rate per annum, for each Series B Preferred Share, equal to 8.5% of the sum of (i) $0.01 per share (the "Original Issue Price") and (ii) all compounded accumulated and unpaid dividends on such Series B Preferred Share from the Original Issue Date, in each case, as adjusted for any stock dividends, combinations or splits or similar events with respect to such share. Such dividends shall be paid and compounded quarterly on the first day of March, June, September and December in each year commencing with a payment on March 1, June 1, September 1 or

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December 1 immediately following the Original Issue Date of dividends accrued from the Original Issue Date. Each such dividend shall be payable to the holders of record of Series B Preferred Shares as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on March 1, June 1, September 1 and December 1, respectively of each year, the preceding February 15, May 15, August 15 and November 15, or such other record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

     (2) The amount of dividends payable for each full dividend period for the Series B Preferred Shares shall be computed by dividing the annual 8.5% dividend rate by four. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full dividend period, on the Series B Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year.

     (3) Dividends on the Series B Preferred Shares shall accumulate and compound quarterly whether or not the Corporation has earnings or profits, whether or not there are funds legally available for payment of such dividends and whether or not dividends are declared. Dividends will accumulate and compound quarterly to the extent they are not paid. The Corporation shall take all actions required or permitted under the General Corporation Law of Ohio to permit the payment of dividends on the Series B Preferred Shares and shall declare and pay such dividends to the extent there are funds legally available therefor.

     (4) Except as described in the next succeeding sentence, unless full cumulative dividends on all outstanding Series B Preferred Shares for all past dividends have contemporaneously been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares, then: (A) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Parity Securities; (C) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (except by conversion into or an exchange for shares of Junior Securities) by the Corporation or any entity as to which the Corporation owns, directly or indirectly, more than 50% of such entity's stock (or similar voting interests) entitled to vote generally in the election of directors (or other governing body) (a "Subsidiary"); and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities by the Corporation or any of its Subsidiaries. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Shares, such payment shall be distributed ratably among the holders of Series B Preferred Shares based upon the aggregate accrued but unpaid dividends on the Series B Preferred Shares held by each holder. When dividends are not paid in full or consideration sufficient for such payment is not set apart, as aforesaid, all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Parity Securities.

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     (5) Unless full cumulative dividends on all outstanding shares of Series B
Preferred Shares for all past dividends have been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares, then: (A) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (C) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries.

     (c)(1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Securities, the holders of Series B Preferred Shares shall be entitled to be paid out of the remaining assets of the Corporation legally available for distribution with respect to each Series B Preferred Share an amount in cash equal to (A) $0.01 plus (B) any accumulated but unpaid dividends thereon (whether or not declared and whether or not funds of the Corporation are legally available for the payment of dividends), in each case as adjusted for any stock dividends, combinations or splits or similar events with respect to such share (the "Liquidation Preference").

     (2) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the full Liquidation Preference with respect to the Series B Preferred Shares and the full liquidation preference plus accumulated and unpaid dividends with respect to all other Parity Securities, the holders of the Series B Preferred Shares and the Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference in the case of the Series B Preferred Shares and the full liquidation preference plus accumulated and unpaid dividends in the case of any Parity Securities to which each is entitled.

     (d) The Corporation shall not, without the prior approval of the holders of a majority of the outstanding Voting Preferred Shares, issue any other preferred shares of the Corporation (other than the Series A Preferred Shares authorized as of the date hereof) (i) of the same class as the Series B Preferred Shares, or (ii) ranking senior to the Voting Preferred Shares.

     (e)(1) Except as set forth below in this clause (e), the Series B Preferred Shares shall not be redeemable.

     (2) The Corporation shall, from time to time, at the option of the Equity Purchaser (as defined in the Securities Purchase Agreement dated as of February 1, 2000 by and among the Corporation, DPL Capital Trust I, Dayton Ventures LLC and Dayton Ventures, Inc. (the "Securities Purchase Agreement"), redeem such number of Series B Preferred Shares so that at

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no time shall the Equity Purchaser, together with its Affiliates (as defined in the Securities Purchase Agreement), own Common Shares and Series B Preferred Shares representing in excess of 4.9% of the voting power of the Corporation in the election of directors. The redemption price shall be $0.01 per share plus accumulated and unpaid dividends up to the date of redemption (the "Redemption Price."). The Corporation shall pay the Redemption Price promptly, and in any event within two (2) business days, upon receipt of a notice from the Equity Purchaser exercising the above option (the "Redemption Notice"). The Redemption Price may be paid: (i) in cash; (ii) by certified check made out to the Equity Purchaser or its designee; or (iii) by wire transfer of immediately available funds to an account designated by the Equity Purchaser in the Redemption Notice.

     (3) In the event a holder of a Warrant (as defined in the Securities Purchase Agreement) (the "Exercising Holder") wishes to exercise any Warrants that are not Excess Warrants (as defined in the Securityholders and Registration Rights Agreement, dated as of the date of Closing under the Securities Purchase Agreement, by and among the Corporation, DPL Capital Trust I, Dayton Ventures LLC and Dayton Ventures, Inc. (the "Securityholders Agreement")), the Corporation shall redeem simultaneously with the exercise of such Warrants an equal number of the Exercising Holders' Series B Preferred Shares for the Redemption Price. The Redemption Price may be paid: (i) in cash; (ii) by certified check made out to the Exercising Holder or its designee; or (iii) by wire transfer of immediately available funds to an account designated by the Exercising Holder.

     (4) If upon any redemption as set forth in this clause (e) above, the assets of the Corporation available for redemption are insufficient to pay the holders of the shares subject to redemption the full amounts to which they are entitled, all Series B Preferred Shares will be redeemable for cash upon demand. The Series B Preferred Shares not so redeemed shall remain outstanding and be entitled to all the powers, preferences and rights provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Preferred Shares, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem in accordance with this clause (e) which it has not redeemed.

     (5) The Corporation will not enter into any contract or agreement (whether verbal or written) restricting or impairing its ability to redeem Series B Preferred Shares in accordance with this clause (e).

     (f) Issuances of Additional Securities. Prior to the declaration, issuance
         ----------------------------------
or consummation of any dividend, spin-off or other distribution or similar transaction by the Corporation of the capital stock of any of its Subsidiaries to the shareholders of the Corporation, the Corporation shall cause (i) additional shares of voting preferred stock of such Subsidiary with substantially similar terms as the Series B Preferred Shares to be issued to each holder of Series B Preferred Shares so that after giving effect to such transaction each such holder shall have the same percentage voting interest in the Series B Preferred Shares and in such shares of voting preferred stock in such Subsidiary as it had in the Corporation immediately prior to such transaction and (ii) any such Subsidiary to enter into with each such holder a securityholders and

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registration rights agreement with substantially similar terms, conditions, covenants and governance provisions as are provided for in the Securityholders Agreement.

     SECTION 2. Common Shares. The express terms and provisions of the Common Shares are as follows:

     I. The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article Fourth.

     II. The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends of the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

     III. The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

     IV. The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

     V. No holder of Common Shares, as such holder, shall have any preemptive rights in, or preemptive rights to purchase or subscribe to, any shares of the Corporation, or any bonds, debentures, or other securities convertible into any shares of the Corporation.

     Fifth: When authorized by the affirmative vote of the Board of Directors of the Corporation, without the action or approval of the shareholders of the Corporation, the Corporation may, to the extent not otherwise prohibited by law, purchase, or contract to purchase at any time and from time to time, shares of any class issued by the Corporation, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness or any other securities of the Corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine.

     Sixth: Unless these Articles of Incorporation or the Regulations of the Corporation provide otherwise, the vote required for the adoption by shareholders of the Corporation of any proposal shall be the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal if on the date this Article Sixth was adopted by shareholders of the Corporation, the General Corporation Law of Ohio, as then in effect, would have required for adoption of the particular proposal the affirmative vote of the

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holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on the particular proposal. Whenever the holders of shares of any particular class of shares of the Corporation are entitled to vote as a class on the adoption of a proposal, the affirmative vote of the holders of shares of the particular class required to adopt the proposal shall be determined without regard to the preceding sentence.

     These Amended Articles of Incorporation supersede the existing Articles of Incorporation and all amendments thereto.

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